EXHIBIT 2

First Health, L.P.

c/o First Manhattan Co.

437 Madison Avenue

New York, New York 10022

March 7, 2013

Via Electronic Mail, FedEx and Hand Delivery

Vivus, Inc.

1172 Castro Street

Mountain View, CA 94040

Attention: John L. Slebir, Vice President Business

Development, General Counsel and Corporate Secretary

Re:	Stockholder Notice of Intent to Nominate Persons for Election as Directors and Present a Proposal at the 2013 Annual Meeting of the Stockholders of Vivus, Inc. (the "Corporation").

Ladies and Gentlemen:

First Health, L.P. ("FH LP" or the "Record Holder"), hereby submits this notice (this "Notice") on the date hereof. The purpose of this Notice, as more fully set forth herein, is to provide notice to the Corporation of the Record Holder's intent to (i) nominate six persons named in Annex A for election to the Board of Directors of the Corporation (the "Board") as directors (each a "Nominee" and together, the "Nominees") and (ii) make the proposal set forth in Annex B, (the "Proposal"), each at the 2013 annual meeting of stockholders of the Corporation (including any adjournment or postponement thereof or any special meeting held in lieu thereof, the "Annual Meeting").

Certain information relating to each Nominee is set forth in Annex A hereto. Attached as Annex C are consents signed by each Nominee evidencing a willingness to being named in a proxy statement as a nominee and to serve as a director, if elected.

The Record Holder is the record holder of 1,000 shares of common stock, par value $0.001 per share, of the Corporation (the "Common Stock"). The Record Holder, its affiliates identified on Annex D (such affiliates, the "Beneficial Owners" and together with the Nominees, the Alternate/Additional Nominees (as defined below), and each of their respective affiliates and associates, the "Participants"), may be deemed to "beneficially own" (within the meaning of Rule 13d-3 under the Exchange Act) an aggregate of 8,543,574 shares of Common Stock, constituting approximately 8.5% of the Corporation's outstanding shares of Common Stock as more fully described in Annex D. In addition, First Manhattan (as defined in Annex D) holds call options on an aggregate of 2,500 shares of Common Stock with an exercise date of March 16, 2013 and a strike price of $13.00. Share ownership is provided in this Notice as of the close of business on March 6, 2013. The percentages contained herein are based upon 100,660,029 shares of Common Stock outstanding as of February 19, 2013, as reported in the Corporation's Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on February 26, 2013.

The Record Holder believes that the business address of the Record Holder, as it appears on the Corporation's books, and the business address of each Beneficial Owner is 437 Madison Avenue, New York, New York 10022. The Record Holder represents that the Record Holder (i) is a holder of record of shares of Common Stock as of the date hereof and intends to remain a holder of record on the record date for the Annual Meeting and at the time of the Annual Meeting; and (ii) is entitled to vote at the Annual Meeting.

It is anticipated that certain regular employees of the Participants will also participate in the solicitation of proxies in support of the Nominees and the Proposal. Such employees will receive no additional consideration if they assist in the solicitation of proxies. It is anticipated that proxies will be solicited by mail, courier services, Internet advertising, telephone, facsimile or in person. The Participants may retain the services of a professional services firm for consulting and analytic services and solicitation services in connection with the solicitation of proxies. The terms of such engagement, the anticipated costs involved in the solicitation and number of employees or other agents to be employed will be finalized only when such firm is selected and engaged. It is anticipated that the costs related to this solicitation of proxies, including expected expenditures for attorneys, accountants, public relations and financial advisors, proxy solicitors, advertising, printing, transportation and related expenses will be borne by the Participants. The Participants may seek reimbursement from the Corporation for such expenses if all or any of the Nominees are elected.

As of the date hereof, to the knowledge of the Record Holder, based on information contained in the Corporation's Proxy Statement on Schedule 14A filed on April 25, 2012 and provided on the Corporation's website, the current Board consists of six directors, all of whom are to be elected at the Annual Meeting. If more than six directors are to be elected at the Annual Meeting, we advise you that we intend to nominate the additional persons named in Annex A-1 to be elected (each an "Alternate/Additional Nominee") and, if more than eight directors are to be elected at the Annual Meeting, we reserve the right to nominate additional persons to be elected (each an "Extended Additional Nominee"). Additionally, if, due to death or disability, any Nominee, Alternate/Additional Nominee or Extended Additional Nominee is unable to stand for election at the Annual Meeting, the Record Holder reserves the right to nominate either or both of the Alternate/Additional Nominees, or one or more substitute nominees (each a "Substitute Nominee" and together with the Alternate/Additional Nominees and the Extended Additional Nominees, the "Vacancy Nominees"), as applicable, in place of such Nominee(s), Alternate/Additional Nominee(s) or Extended Additional Nominee(s). In either event, the Record Holder will give prompt notice to the Corporation of its intent to nominate any Vacancy Nominees at the Annual Meeting. Except where the context otherwise requires, the term "Nominee" as used in this Notice shall be deemed to include one or more Vacancy Nominees, as applicable. Notwithstanding the foregoing, we reserve the right to withdraw the nomination of one or more Nominees, Alternate/Additional Nominees or Extended Additional Nominees at any time and will give prompt notice to the Corporation of such withdrawal.

Each of the Participants has an interest in the election of directors at the Annual Meeting, as applicable, through the ownership of shares of Common Stock as described in Annex D, and/or as a Nominee. All transactions effected by the Participants in the shares of Common Stock and other securities of the Corporation during the past two years are disclosed in Annex E. Except as disclosed in this Notice, no Nominee has any substantial interest, direct or indirect, by security holdings or otherwise, in the matters to be brought before the Annual Meeting pursuant to this Notice. If elected, each of the Nominees would be considered an independent director of the Corporation under (i) the NASDAQ Listing Rules, (ii) paragraph (a)(1) of Item 407 of Regulation S-K, (iii) the Corporate Governance Guidelines of the Corporation and (iv) the Code of Business Conduct and Ethics of the Corporation. There are no business, financial, scientific or other relationships between any Nominee or Alternate/Additional Nominee and any existing or potential collaborators, license partners, suppliers or competitors of the Corporation.

The Nominees have each entered into a nominee agreement pursuant to which the Record Holder has agreed to pay the costs of soliciting proxies in connection with the Annual Meeting, and to defend and indemnify such Nominees against, and with respect to, any losses that may be incurred by them in the event they become a party to litigation based on their nomination as candidates for election to the board of directors of the Corporation and the solicitation of proxies in support of their election. The Nominees will not receive any compensation from the Record Holder or its affiliates for their services as directors of the Corporation if elected. If elected, the Nominees will be entitled to such compensation from the Corporation as is consistent with the Corporation's practices for services of non-employee directors. A copy of the form of nominee agreement between the Record Holder and each of the Nominees is attached in Annex F.

The Record Holder hereby states with respect to each Participant, as applicable, that, to the knowledge of the Record Holder, other than as described in this Notice:

(i)	except as set forth in Annex E, each Participant is not, nor was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Corporation, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies;
(ii)	(a) each Participant has no position or office with the Corporation, and has no arrangement or understanding with any other person pursuant to which he was selected to be a nominee, if applicable, other than with respect to the Nominee Agreements described herein; (b) neither such Participant nor any of its or his "associates" (which term, for purposes of this Notice, shall have the meaning ascribed thereto in Rule 14a-1 of Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is a party to any arrangement or understanding with any person with respect to (1) any future employment by the Corporation or its affiliates or (2) any future transactions to which the Corporation or any of its affiliates will or may be a party; (c) there were no transactions since January 1, 2012 nor are there any currently proposed involving such Participant or any of its or his associates in which the Corporation was or is to be a participant and in which such Participant, any of its or his associates, or any of their respective immediate family members or any persons sharing their respective households, have or will have a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended ("Regulation S‑K"); and (d) there are no material proceedings to which such Participant or any of its or his associates is a party adverse to the Corporation or any of its subsidiaries or has a material interest adverse to the Corporation or any of its subsidiaries;
(iii)	none of the entities or organizations referred to in Annex A with which any Participant has been involved during the past five years is a parent, subsidiary or other affiliate of the Corporation;

(iv)	except as set forth in Annex D or Annex E, as applicable, (a) such Participant and each of its or his associates is not a record owner or direct or indirect beneficial owner of any securities of the Corporation or any parent or subsidiary of the Corporation; and (b) such Participant has not purchased or sold any securities of the Corporation within the past two years;
(v)	neither any Participant nor any of its or his associates has received any fees earned or paid in cash, stock awards, option awards, non-equity incentive plan compensation, changes in pension value or nonqualified deferred compensation earnings or any other compensation from the Corporation during the Corporation's last completed fiscal year, or is subject to any other compensation arrangement described in Item 402 of Regulation S-K;
(vi)	(a) there are no relationships involving such Participant or any of its or his associates that would have required disclosure under Item 407(e)(4) of Regulation S‑K had that Participant been a director of the Corporation; (b) except as disclosed in Annex A or as otherwise described in this Notice, there are no events required to be disclosed under Item 401(f) of Regulation S‑K that have occurred during the past ten years and that are material to an evaluation of the ability or integrity of any Participant; (c) there are no "family relationships" (as defined in Item 401(d) of Regulation S‑K) between any Participant and any director or executive officer of the Corporation or person known to the Record Holder to be nominated by the Corporation to become a director or executive officer; and (d) such Participant has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) in the past ten years; and
(vii)	other than the Nominee Agreements, there are no arrangements or understandings between the Record Holder and each Nominee or Alternate/Additional Nominee and any other person or persons pursuant to which the nominations are to be made by the Record Holder.

The Record Holder understands that certain information regarding the Annual Meeting (including, but not limited to, the record date, voting shares outstanding and date, time and place of the Annual Meeting) and the Corporation (including, but not limited to, its various committees and proposal deadlines and the beneficial ownership of the Corporation's securities) will be set forth in the Corporation's proxy statement on Schedule 14A, to be filed with the Securities and Exchange Commission (the "SEC") by the Corporation with respect to the Annual Meeting, and in certain other SEC filings made or to be made by the Corporation and third parties under Sections 13 and 16 of the Exchange Act. To the extent the Corporation believes any such information is required to be set forth herein, the Record Holder hereby refers the Corporation to such filings. The Record Holder accepts no responsibility for any information set forth in any such filings not made by the Record Holder.

The Annexes are hereby incorporated into and made a part of this Notice. Accordingly, all matters disclosed in any part of this Notice, including the Annexes, shall be deemed disclosed for all purposes of this Notice. All capitalized terms appearing in one of the Annexes that are not defined in such Annex shall have the meaning given in the body of this Notice or in another of the Annexes, as applicable.

The Record Holder believes that this Notice is sufficient to provide adequate notice and information to the Corporation regarding the intended nomination of the Nominees and presentation of the Proposal and complies with all notification and other requirements applicable to the Corporation, if any. If, however, you believe that this Notice for any reason does not comply with such requirements or is otherwise insufficient or defective in any respect, the Record Holder requests that you so notify it on or prior to 6:00 p.m. (Eastern Standard Time) on March 8, 2013 by contacting David Rosewater, Esq. of Schulte Roth & Zabel LLP by telephone at (212) 756-2208. Please be advised that neither the delivery of this Notice nor the delivery of additional information, if any, provided by or on behalf of the Record Holder, any of its affiliates or any of the Nominees to the Corporation from and after the date hereof shall be deemed to constitute (i) an admission by the Record Holder, any of its affiliates or any of the Nominees that this Notice is in any way defective, (ii) an admission as to the legality or enforceability of any particular provision of the Amended and Restated Bylaws of the Corporation (the "Bylaws") or any other matter or (iii) a waiver by the Record Holder, any of its affiliates or any of the Nominees of the right to, in any way, contest or challenge the enforceability of any provision of the Bylaws, or of any other matter.

Very truly yours,
First Health, L.P.
By:	First Manhattan Co., Inc., its general partner

By:	/s/ Neal K. Stearns
Name: Neal K. Stearns
Title: Vice President and Secretary

ANNEX A

Information about the Nominees

Name:	Michael James Astrue
Age:	56
Business Address:	Same as below
Residence Address:	47 Benton Road, Belmont, MA 02478
Principal Occupation:	See below

From February 2007 to February 2013, Mr. Astrue served as the Commissioner of the United States Social Security Administration and as one of the six Trustees of the Medicare and Social Security Trust Funds. He also served as the interim Chief Executive Officer of Epix Pharmaceuticals, Inc. from 2005 to 2006, where he successfully engineered a merger for the failing publicly-traded biotechnology company. Mr. Astrue also served as the President and Chief Executive Officer of Transkaryotic Therapies, Inc. (currently Shire Pharmaceuticals) from 2003 to 2005, during which time he led a successful turnaround of the biotechnology company; from 2000 to 2003, he served as its Senior Vice President – Administration & General Counsel. Prior to joining Transkaryotic Therapies, Mr. Astrue was Vice President and General Counsel of Biogen, Inc., one of the largest biotechnology companies, from 1993 to 1999, and was a Partner at Mintz, Levin, Glovsky, Cohn, Ferris & Popeo P.C., a law firm, from 1992 to 1993. Mr. Astrue has also served in a number of government positions, including as General Counsel of the United States Department of Health & Human Services from 1989 to 1992, and as Associate Counsel to former President Reagan and former President Bush, from 1988 to 1989. He has also served as Counselor to the Commissioner of Social Security, from 1986 to 1988, and as Acting Deputy Assistant Secretary for Legislation, from 1985 to 1986, each at the United States Department of Health and Human Services.

Mr. Astrue has served as a member of a number of boards of directors, including as Vice Chairman of the Massachusetts High Technology Counsel, from 2006 to 2007, as Chairman of the Massachusetts Biotechnology Council, from 2000 to 2002, and as a director on the board of four public companies and a number of non-profit organizations. Mr. Astrue received his J.D. from Harvard University Law School and his B.A. from Yale University.

Mr. Astrue's qualifications as a director include his executive experience at biotechnology companies and his experience serving as a director on the boards of several public companies.

A-1

Name:	Jon C. Biro
Age:	46
Business Address:	5858 Westheimer, Suite 200, Houston, TX 77057
Residence Address:	15 Warrenton Drive, Houston, TX 77024
Principal Occupation:	See below

Mr. Biro is currently the Executive Vice President and Chief Financial Officer of Consolidated Graphics, Inc., a public company in the general commercial printing industry, where he has been employed since January 2008. He is also a member of the Houston Market Advisory Board of IBERIA Bank, a regional bank based in Louisiana, on which he has served since April 2012, and serves as a member of the Audit Committee of the board of directors of Crown Crafts, Inc., which designs, markets and distributes infant and toddler products, since August 2010. From June 2009 to November 2009, Mr. Biro also served as a member of the audit committee and on the board of directors of Aspect Medical Systems, Inc., which develops brain monitoring technology solutions. From 1994 to 2008, Mr. Biro was employed at ICO, Inc. (currently A. Schulman, Inc.), which manufactures specialty resins and provides polymer processing services, in various capacities, including as interim Chief Executive Officer, Senior Vice President – Chief Financial Officer, Treasurer and as a member of the board of directors. Mr. Biro was also employed by PricewaterhouseCoopers LLP, a big four accounting firm, from 1991 to 1994. Mr. Biro graduated from the Wharton School of Business Executive Education Program in 2007, earned his MS in Accountancy from the University of Houston, his BA in Psychology from the University of Texas and holds a Certified Public Accountant license in Texas.

Mr. Biro's qualifications as director include his experience serving on the boards of directors of several public companies and his executive experience.

A-2

Name:	Johannes J.P. Kastelein
Age:	59
Business Address:	AMC, University of Amsterdam, Meibergdreef 15, 1105 AZ Amsterdam
Residence Address:	Afroditekade 244 1086D2 Amsterdam
Principal Occupation:	See below

Since January 2003, Dr. Kastelein has been a Professor of Medicine at the Department of Vascular Medicine at the Academic Medical Center of the University of Amsterdam, where he holds the Strategic Chair of Genetics of Cardiovascular Disease. In 2012, Dr. Kastelein founded Dezima Pharma B.V., a pharmaceutical company that develops assets for the treatment of dyslipidemia, and currently serves on its board of directors. Dr. Kastelein also co-founded Xenon Genetics, Inc. (currently, Xenon Pharmaceuticals, Inc.), a drug discovery company, in 1997. He was also one of the founders of Amsterdam Molecular Therapeutics, Inc. (currently, UniQure B.V.), a gene therapy company based on the concept of gene replacement in hereditary lipoprotein disorders, which underwent a successful initial public offering in Amsterdam in 2007. Amsterdam Molecular Therapeutics achieved the first successful human gene therapy trial, which was approved by the European commission and constitutes the first approved gene therapy worldwide; Dr. Kastelein serves as the major consultant for the distribution of the gene therapy in the European Union. Dr. Kastelein also serves on the board of the Dutch Atherosclerosis Society and as Chair of the National Scientific Committee on Familial Hypercholesterolemia. He is a member of the Royal Dutch Society for Medicine & Physics, the Council for Basic Science of the American Heart Association and the European Atherosclerosis Society. He has also served as a board member of the International Task Force for CHD Prevention, and as a member of the Executive Board of the International Atherosclerosis Society. Dr. Kastelein has authored hundreds of publications and is a recognized world leader in the significance of lipoprotein metabolism for the development of atherosclerotic vascular disease.

Dr. Kastelein's qualifications as a director include his expertise in the development of innovative therapies, his many professional associations, and his position as a director on the boards of several medical associations and pharmaceutical companies.

A-3

Name:	Samuel F. Colin
Age:	48
Business Address:	437 Madison Avenue, New York, NY 10022
Residence Address:	50 Lake Road, Rye, NY 10580
Principal Occupation:	See below

Dr. Colin is currently a Partner and Senior Managing Director at First Manhattan Co., which provides investment management services to individuals, partnerships, trusts, retirement accounts and institutional clients. He has been employed at First Manhattan Co. since 1994, and has served as the sole portfolio manager of two pooled investment vehicles with assets under management of over $500,000,000. From 1992 to 1994, Dr. Colin was an intern and resident in dermatology at Yale-New Haven Hospital. Mr. Colin earned his M.D. from the Yale School of Medicine, where he researched molecular neuropharmacology, and his B.Sc. Human Biology from Brown University.

Dr. Colin’s qualifications as director include his experience with a wide variety of successful clinical and commercial stage biotechnology companies and his experience in senior leadership positions.

A-4

Name:	David York Norton
Age:	61
Business Address:	Same as below
Residence Address:	8 Greenholm Street, Apt. C, Princeton, NJ 08540
Principal Occupation:	See below

Until his retirement in September 2011, Mr. Norton was Company Group Chairman, Global Pharmaceuticals for Johnson & Johnson, a multi-national company that manufactures pharmaceutical, diagnostic, therapeutic, surgical and biotechnology products. In this position he was responsible for leading and developing the strategic growth agenda, including the strategy for licensing, acquisitions and divestments, and ensuring alignment with its global strategic functions, research and development and commercial organizations. Mr. Norton began his Johnson & Johnson career in 1979, and held a number of positions at the company, including Company Group Chairman, Worldwide Commercial and Operations for the CNS, Internal Medicine franchise from 2006 to 2009, Company Group Chairman for the pharmaceutical businesses in Europe, the Middle East and Africa from 2004 to 2006, and Company Group Chairman for the pharmaceutical businesses in North America from 2003 to 2004. Mr. Norton also serves as a director of Savient Pharmaceuticals Inc., a pharmaceutical company, where he has served since September 2011 and as Chairman of the board of directors of the American Foundation for Suicide Prevention, a not-for-profit organization exclusively dedicated to understanding and preventing suicide. Since 2012, Mr. Norton has served as Senior Advisor to Tapestry Networks, a not-for-profit which creates leadership networks to promote collaboration among professional leaders. He previously served as a member of the Board of Directors of the Alliance for Aging Research, on the board of directors of the Pharmaceutical Research and Manufacturers of America, and as a committee member of the Australian Pharmaceutical Manufacturers Association.

Mr. Norton's qualifications as director include his extensive global commercial experience in the pharmaceutical and biotechnology industry and his experience serving on several boards of directors, including as Chairman of the board of a public pharmaceutical company.

A-5

Name:	Herman Rosenman
Age:	65
Business Address:	8420 Santaluz Village Green E. #100, San Diego, CA 92127
Residence Address:	Same as above
Principal Occupation:	See below

Mr. Rosenman was Senior Vice President, Finance and Chief Financial Officer of Gen-Probe, Inc. (currently, Hologic, Inc.), a molecular diagnostic company, from May 2007 to October 2012. Prior to joining Gen-Probe in 2001, Mr. Rosenman was President and Chief Executive Officer of Ultra Acquisition Corp., a retail chain and consumer products manufacturer, from 1997 to 2000. In addition, he served as President and Chief Executive Officer of RadNet Management, Inc., a large healthcare provider, from 1994 to 1997, and as Chief Financial Officer for Rexene Corp., a Fortune 1000 company in the petrochemicals industry. Mr. Rosenman was previously a partner at Coopers & Lybrand (currently, PricewaterhouseCoopers LLP) where he served numerous Fortune 1,000 clients, principally in the pharmaceuticals and telecommunications industries. Mr. Rosenman also served on the boards of directors of several companies, including on the boards of ARYx Therapeutics, Inc., from which he resigned in 2011, Infinity Pharmaceuticals, Inc., from which he resigned in December 2007, Emphasys Medical, Inc. and BioFire Diagnostics, Inc. Mr. Rosenman received a B.B.A. in finance and accounting from Pace University and an M.B.A. in finance from the Wharton School of the University of Pennsylvania.

Mr. Rosenman's qualifications as director include his experience in the biotechnology and pharmaceuticals industries, his extensive leadership experience as both a Chief Executive officer and a Chief Financial Officer, his diverse industry background in companies ranging from large multinational corporations to start-ups, and his broad base of expertise with initial public offerings, mergers & acquisitions, turn-arounds and high growth companies.

A-6

ANNEX A-1

Information about the Alternate/Additional Nominees

Name:	Rolf Bass
Age:	71
Business Address:	Boelckestrasse 80, 12101 Berlin, Germany
Residence Address:	Same as above
Principal Occupation:	See below

Since his retirement in 2006 from the Federal Institute for Drugs and Medical Devices, an independent federal agency within the Federal Ministry of Health of Germany, Dr. Bass has been working as a Visiting Professor for Pharmaceutical Medicine at the University of Basel, Switzerland; in his position as Visiting Professor, he is in charge of the development of postgraduate master curricula for Regulatory Affairs within Pharmaceutical Medicine. Following his retirement, he has also provided consulting services to the pharmaceutical industry. From 2009 to 2012, he advised the Kosovo Department of Health in achieving European Union standards and in 2000, Dr. Bass was given the task of managing the re-registration of all "old" medicines to be scrutinized for their adherence to EU-standards. In August 2000, he was appointed as a member of the Committee for Medicinal Products for Human Use, a European Medicine Agency, and set up the new Department for European and International Business of the Federal Institute for Drugs and Medical Devices, first in Berlin and then in Bonn; he served in this position until 2006. From 1995 to 2000, Dr. Bass was Head of the Human Medicines Evaluation Unit at the European Medicines Agency in London. He was responsible for the development and the running of the European Medicines Agency business concerning medicines for human use, including herbal medicinal products, pre-approval aspects, post-marketing issues, external contacts and supporting designated Central and Eastern European Countries Drug Regulatory Authorities in the accession of their countries to the European Union.

Dr. Bass's qualifications as director include his vast experience and expertise in pharmaceutical regulation in the European Union.

A-1-1

Name:	Melvin L. Keating
Age:	66
Business Address:	18 Driftwood Dr., Livingston, NJ 07039
Residence Address:	Same as above
Principal Occupation:	See below

Since November 2008, Mr. Keating has been a private consultant, providing investment advice and other services to private equity firms. Mr. Keating served as the President and Chief Executive Officer of Alliance Semiconductor Corp., a worldwide manufacturer and seller of semiconductors, from December 2005 to September 2008, and as a Special Consultant to Alliance from October 2005 to December 2005. From 2004 to 2005, he served as Executive Vice President, Chief Financial Officer and Treasurer of Quovadx Inc., a healthcare software company. Mr. Keating was employed as a Strategy Consultant for Warburg Pincus Equity Partners from 1997 to 2004, providing acquisition and investment target analysis and transactional advice.

Mr. Keating has served as a director of API Technologies Corp. since January 2011 and has also been Chair of API Technologies' audit committee since January 2011, a member of its compensation committee since January 2011, and a member of the nominating and governance committee. He is also currently a director of a number of public companies including: BluePhoenix Solutions Ltd., serving as Chairman, where he has served since 2012; Red Lion Hotels Corp., serving as Chairman and on its nominating and corporate governance committee, where he has served since 2010; Marlborough Software Development Holdings Inc. (successor to Bitstream, Inc.), serving on its audit committee and special committee for strategic alternatives, where he has served since 2010; and Crown Crafts, Inc., where he has served since 2010. He recently served as a director of the following public companies: InfoLogix Corp., from 2010 to 2011; Integral Systems, Inc., as Chair of the audit committee, compensation committee, and strategic growth committee, from 2010 to 2011; Aspect Medical Systems, Inc., as a member of the compensation committee and special committee for acquisitions/divestitures, from 2009 to 2010; and White Electronic Designs Corporation, as a member of the audit committee, strategic committee, and operations committee, from 2009 to 2010. Mr. Keating holds a B.A. degree in History of Art from Rutgers University, and both an M.S. in Accounting and an M.B.A. in Finance from the Wharton School at the University of Pennsylvania.

Mr. Keating's qualifications as director include his considerable corporate governance experience from serving on the board of directors, audit committee, and compensation committee of numerous companies, his audit and finance experience as a result of his degrees in accounting and finance, his experience working as a Chief Financial Officer, and his service on other public company audit committees.

A-1-2

ANNEX B

Proposal

The Record Holder intends to submit, for a stockholder vote at the Annual Meeting, the following Proposal described below. Other than as disclosed in this Annex B, the Record Holder does not have any material interest in the Proposal.

To, pursuant to Section 109 of the General Corporation Law of the State of Delaware (the "DGCL") and Article IX of the Corporation's Bylaws, adopt a resolution that would repeal any provision of the Corporation's Bylaws in effect at the time of the Annual Meeting that was not included in the Corporation's Bylaws in effect as of April 18, 2012 and publicly filed with the SEC on April 20, 2012, as amended on February 20, 2013, and is inconsistent with the election of the Nominees at the Annual Meeting. The Record Holder is not aware of any such provision of the Corporation's Bylaws that has become effective, but it is possible that, following the date of this Notice and prior to the adoption of this resolution, such a provision could be disclosed and/or become effective.

The following is the text of the proposed resolution:
"RESOLVED, that any provision of the Bylaws of Vivus, Inc. as of the date of effectiveness of this resolution that was not included in the Bylaws, effective as of April 18, 2012 and publicly filed with the Securities and Exchange Commission on April 20, 2012, as amended on February 20, 2013, and is inconsistent with the election of the nominees nominated by First Manhattan Co. at the Annual Meeting, be and hereby is repealed."

The Record Holder intends to submit this Proposal to repeal any Bylaw which the Corporation has adopted or adopts subsequent to the publicly-disclosed Bylaws, as publicly amended, which frustrates the purposes of the nominations being made by the Record Holder at the Annual Meeting. An affirmative vote by the holders of a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting is required for adoption of this Proposal.

B-1

ANNEX C

Written Consent of Each Nominee

[See attached]

C-1

ANNEX D

Information about the Record Holder and certain related parties

The Record Holder and certain related parties referenced in this Annex D may be deemed to beneficially own, in the aggregate, 8,543,574 shares of Common Stock, representing approximately 8.5% of the Corporation's outstanding voting shares. Share ownership is reported as of March 6, 2013. The percentages contained herein are based upon 100,660,029 shares of Common Stock outstanding as of February 19, 2013, as reported in the Corporation's Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on February 26, 2013.

Of the 8,543,574 shares of Common Stock owned in the aggregate by the Record Holder and such other parties, such shares of Common Stock may be deemed to be beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act as used throughout this Annex D) as follows: (a) 8,543,574 shares of Common Stock may be deemed to be beneficially owned by First Manhattan Co. ("FMC"), (i) 3,103,275 of which FMC may be deemed to own by virtue of its role as investment advisor to FH LP, First Health Limited ("FH Limited") and First Health Associates, L.P. ("FHA") and (ii) 2,783,499 of which FMC may be deemed to beneficially own by virtue of its role as investment advisor to certain investment advisory accounts (the "Investment Accounts"), its discretionary authority over certain discretionary brokerage accounts (the "Brokerage Accounts"), and its relationship with certain partners and employees of FMC who hold and manage certain accounts, including the 447,600 shares held in Dr. Colin's personal account and the 42,000 shares held by trusts established for the benefit of Dr. Colin's family members (the "Employee Accounts" and together with the Investment Accounts and Brokerage Accounts, the "Accounts"); and (b) 2,656,800 shares of Common Stock may be deemed to be beneficially owned by First BioMed Management Associates, LLC ("FBMA"), by virtue of its role as investment advisor to First BioMed, L.P. ("First BioMed") and First BioMed Portfolio, L.P. ("BioMed Portfolio" together with FMC, FH LP, FH Limited, FHA, the Accounts, FBMA and First BioMed, "First Manhattan"). In addition, First Manhattan holds call options on an aggregate of 2,500 shares of Common Stock with an exercise date of March 16, 2013 and a strike price of $13.00.

By virtue of his status as a managing member of the sole general partner of FMC, Dr. Colin may be deemed to beneficially own 7,978,079 shares of Common Stock beneficially owned by FMC, which shares include (x) 3,103,275 shares of Common Stock that FMC beneficially owns by virtue of its role as investment advisor to FH LP, FH Limited and FHA; (y) 2,218,004 shares of Common Stock held by the Investment Accounts and certain Brokerage Accounts and Employee Accounts over which Dr. Colin has discretionary voting power; and (z) 2,656,800 shares of Common Stock that FMC beneficially owns by virtue of its role as investment advisor to First BioMed and BioMed Portfolio.  Dr. Colin hereby expressly disclaims beneficial ownership of such 7,978,079 shares of Common Stock, other than the 447,600 shares held in Dr. Colin's personal account and the 42,000 shares held by trusts established for the benefit of Dr. Colin's family members.

FMC is a New York limited partnership and FBMA is a Delaware limited liability company. FMC is registered as a broker-dealer under the Securities Exchange Act of 1934 and as an investment adviser under the Investment Advisers Act of 1940, and its principal business is investment management. FBMA is registered as an investment advisor under the Investment Advisers Act of 1940, and its principal business is investment management. The principal business of each of FH LP, FH Limited, FHA, First BioMed and First BioMed Portfolio is to invest in securities.

The principal business address of the Record Holder and other related parties referenced in this Annex D is 437 Madison Avenue, New York, New York 10022.

D-1

FMC has entered into an investment advisory agreement with FH LP, FH Limited, FHA and the Accounts (the "FMC Investment Advisory Agreements"). The FMC Investment Advisory Agreements grant FMC discretion, generally, to exercise the rights, powers and privileges with respect to the shares of Common Stock held by FH LP, FH Limited, FHA and the Accounts. In the event that you believe disclosure of any information related to any of the FMC Investment Advisory Agreements is required for compliance with the nomination procedures set forth in the Bylaws, we will provide such information upon the execution of a confidentiality agreement in a form mutually acceptable to FMC and the Corporation.

FBMA has entered into an investment advisory agreement with First BioMed and BioMed Portfolio (the "FBMA Investment Advisory Agreements"). The FBMA Investment Advisory Agreements grant FBMA discretion, generally, to exercise the rights, powers and privileges with respect to the shares of Common Stock held by First BioMed and BioMed Portfolio. In addition, the FBMA Investment Advisory Agreements provide that First BioMed and BioMed Portfolio will pay FBMA an incentive-based fee. In the event that you believe disclosure of any information related to any of the FBMA Investment Advisory Agreements is required for compliance with the nomination procedures set forth in the Bylaws, we will provide such information upon the execution of a confidentiality agreement in a form mutually acceptable to FBMA and the Corporation.

The Record Holder and its affiliates referenced in this Annex D may be deemed to have formed a "group," within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934. Collectively, the group (and each member thereof) may be deemed to have beneficial ownership of a combined 8,543,574 shares of Common Stock, constituting approximately 8.3% of the Corporation's outstanding shares of Common Stock.

D-2

ANNEX E

Two year transaction history of each Participant in the Corporation's Securities

Set forth in this Annex E are all transactions effected by the Participants in the Corporation's securities within the past two years. As of the date of this Notice and other than as described in Annex E, the Record Holder, FH Limited, FHA, the Accounts, First BioMed and BioMed Portfolio are the only Participants, and the only entities or persons referred to in this Annex E, that own of record or beneficially securities of the Corporation.

Common Stock

Trade Date	Amount Acquired (Sold)
03/07/2011	3400
03/14/2011	2600
03/16/2011	700
03/23/2011	(25000)
03/23/2011	(5000)
03/23/2011	(3400)
03/24/2011	(200000)
03/24/2011	(200)
03/30/2011	(37900)
03/30/2011	(7100)
03/31/2011	(56700)
03/31/2011	(28300)
04/01/2011	(6500)
04/01/2011	(41700)
04/01/2011	(20800)
04/01/2011	(36200)
04/01/2011	(19800)
04/04/2011	(6500)
04/04/2011	(5500)
04/04/2011	(14500)
04/04/2011	(91000)
04/04/2011	(9100)
04/04/2011	(49900)
04/04/2011	(36200)
04/04/2011	(42200)
04/04/2011	(94000)
04/04/2011	(19800)
04/04/2011	(14800)
04/04/2011	(41500)
04/05/2011	(49900)
04/05/2011	(49900)
04/11/2011	(75000)
04/12/2011	(2000)
04/19/2011	(2000)
04/20/2011	1000
04/20/2011	(125000)
E-1

04/21/2011	(42000)
04/27/2011	8000
05/03/2011	(400)
05/11/2011	2000
05/13/2011	750
06/02/2011	1000
06/02/2011	500
07/01/2011	12000
07/28/2011	2000
08/08/2011	(2500)
08/15/2011	(32600)
08/15/2011	(42400)
08/24/2011	(140)
08/25/2011	(360)
08/26/2011	(75000)
08/29/2011	(3133)
08/31/2011	(52700)
08/31/2011	(65700)
09/13/2011	4200
09/15/2011	(50000)
10/06/2011	7000
10/21/2011	(100)
11/09/2011	(50)
11/11/2011	600
11/17/2011	(82900)
12/05/2011	1000
12/05/2011	(600)
01/17/2012	(5000)
02/03/2012	(2500)
02/15/2012	(1000)
02/15/2012	(500)
02/15/2012	(2000)
02/15/2012	(500)
02/15/2012	(1000)
02/15/2012	(500)
02/15/2012	(1000)
02/15/2012	(300)
02/15/2012	(2000)
02/15/2012	(3200)
02/16/2012	500
02/16/2012	(500)
02/16/2012	(3500)
02/16/2012	(2000)
02/16/2012	(1000)
02/21/2012	800
02/23/2012	500
02/23/2012	4400
02/23/2012	2000
02/23/2012	2200
02/23/2012	3100
02/23/2012	300
E-2

02/23/2012	1200
02/23/2012	32700
02/23/2012	92400
02/23/2012	30800
02/23/2012	139100
02/23/2012	66300
02/23/2012	(1000)
02/23/2012	(650)
02/23/2012	(1250)
02/23/2012	(550)
02/23/2012	(425)
02/24/2012	30000
02/27/2012	256700
02/27/2012	93300
02/29/2012	1500
02/29/2012	(3300)
02/29/2012	(4300)
02/29/2012	(2500)
02/29/2012	(4900)
02/29/2012	(2100)
02/29/2012	(550)
02/29/2012	(1700)
02/29/2012	(1400)
02/29/2012	(2700)
02/29/2012	(3100)
02/29/2012	(1500)
02/29/2012	(1100)
02/29/2012	(600)
02/29/2012	(1000)
02/29/2012	(1000)
02/29/2012	(1900)
02/29/2012	(500)
02/29/2012	(1300)
02/29/2012	(550)
02/29/2012	(550)
02/29/2012	(6300)
02/29/2012	(48400)
02/29/2012	(6000)
02/29/2012	(4200)
02/29/2012	(7700)
03/08/2012	7000
03/09/2012	1200
03/16/2012	500
03/16/2012	100
03/19/2012	(500)
03/20/2012	500
03/22/2012	500
03/22/2012	100
03/22/2012	100
03/22/2012	700
03/22/2012	100
E-3

03/22/2012	1000
03/22/2012	1000
03/22/2012	1000
03/22/2012	2000
03/22/2012	500
03/22/2012	200
03/22/2012	700
03/22/2012	500
03/22/2012	500
03/22/2012	150
03/22/2012	1000
03/22/2012	150
03/22/2012	200
03/22/2012	100
03/26/2012	300
03/27/2012	200
03/27/2012	275
03/28/2012	300
03/28/2012	135
03/29/2012	200
04/02/2012	(50)
04/10/2012	1000
04/10/2012	165
04/10/2012	(500)
04/11/2012	1500
04/16/2012	5000
04/17/2012	500
04/25/2012	(500)
05/01/2012	1500
05/01/2012	300
06/14/2012	(29400)
06/14/2012	(10600)
06/21/2012	(13700)
06/21/2012	(80360)
06/21/2012	(24879)
07/12/2012	(165)
07/17/2012	250
07/17/2012	(250)
07/18/2012	21700
07/18/2012	63700
07/18/2012	23100
07/18/2012	127121
07/18/2012	39379
07/19/2012	200
07/19/2012	65
07/20/2012	1000
07/20/2012	2000
07/20/2012	37500
07/20/2012	128300
07/20/2012	46700
07/20/2012	219600
E-4

07/20/2012	67900
07/23/2012	1700
07/23/2012	1500
07/23/2012	50100
07/24/2012	2000
07/25/2012	2000
07/25/2012	1200
07/26/2012	500
07/26/2012	3000
07/27/2012	75
07/31/2012	250
07/31/2012	(350)
08/02/2012	500
08/03/2012	5000
08/10/2012	200
08/14/2012	500
08/14/2012	500
08/14/2012	500
08/14/2012	2000
08/14/2012	300
08/14/2012	200
08/14/2012	800
08/14/2012	500
08/14/2012	400
08/14/2012	200
08/14/2012	500
08/14/2012	400
08/14/2012	1000
08/14/2012	1000
08/14/2012	700
08/14/2012	200
08/15/2012	200
08/20/2012	500
08/20/2012	100
08/20/2012	400
08/20/2012	100
08/20/2012	100
08/23/2012	1000
08/27/2012	100
09/05/2012	7500
09/06/2012	(200)
09/14/2012	1000
09/18/2012	500
09/19/2012	400
09/19/2012	400
09/19/2012	450
09/19/2012	300
09/19/2012	7000
09/21/2012	(100)
09/24/2012	(34999)
09/24/2012	(12719)
E-5

09/25/2012	(900)
09/25/2012	(700)
09/28/2012	1000
10/09/2012	1000
10/09/2012	1000
10/19/2012	450
10/19/2012	450
10/19/2012	450
10/19/2012	450
10/19/2012	2000
10/23/2012	200
10/25/2012	600
11/01/2012	150
11/01/2012	300
11/01/2012	150
11/06/2012	500
11/06/2012	600
11/06/2012	2500
11/06/2012	300
11/06/2012	(2500)
11/08/2012	13500
11/08/2012	57700
11/08/2012	78800
11/09/2012	47900
11/09/2012	310200
11/09/2012	241900
11/12/2012	500
11/12/2012	16803
11/12/2012	108821
11/12/2012	84776
11/13/2012	100
11/13/2012	100
11/13/2012	700
11/13/2012	100
11/13/2012	1500
11/13/2012	1500
11/13/2012	1500
11/13/2012	2000
11/13/2012	4000
11/13/2012	800
11/13/2012	400
11/13/2012	2000
11/13/2012	500
11/13/2012	600
11/13/2012	700
11/13/2012	1500
11/13/2012	2000
11/13/2012	1000
11/13/2012	1000
11/13/2012	1000
11/13/2012	1000
E-6

11/13/2012	7000
11/13/2012	1700
11/13/2012	24800
11/13/2012	142600
11/13/2012	52300
11/13/2012	138500
11/13/2012	41800
11/13/2012	150
11/13/2012	400
11/14/2012	100000
11/14/2012	150
11/14/2012	100
11/14/2012	600
11/14/2012	3500
11/14/2012	300
11/15/2012	800
11/15/2012	200
11/15/2012	(550)
11/16/2012	100
11/19/2012	150
11/23/2012	5000
12/05/2012	400
12/06/2012	1000
12/06/2012	1800
12/06/2012	900
12/06/2012	900
12/06/2012	4500
12/06/2012	4000
12/06/2012	5000
12/06/2012	500
12/06/2012	6400
12/06/2012	500
12/07/2012	300
12/10/2012	9000
12/10/2012	175000
12/14/2012	5100
12/14/2012	90739
12/14/2012	49593
12/14/2012	(5100)
12/14/2012	(78200)
12/14/2012	(260725)
12/14/2012	(405461)
12/17/2012	(1000)
12/18/2012	(1000)
12/20/2012	(6267)
12/20/2012	(1000)
12/20/2012	(1000)
12/20/2012	(3000)
12/26/2012	2000
12/31/2012	(200)
01/03/2013	30000
E-7

01/04/2013	500
01/09/2013	1000
01/15/2013	78200
01/15/2013	260725
01/15/2013	405461
01/29/2013	500
01/29/2013	1500
02/04/2013	4200
02/04/2013	3500
02/04/2013	94400
02/04/2013	59900
02/04/2013	88000
02/13/2013	10000
02/13/2013	58400
02/13/2013	20900
02/13/2013	22200
02/13/2013	18400
02/14/2013	(520)
02/27/2013	100
02/27/2013	150
02/27/2013	800
02/27/2013	100
02/27/2013	400
02/27/2013	400
02/27/2013	450
02/27/2013	300
02/27/2013	4000
02/27/2013	500
02/27/2013	200
02/27/2013	1000
02/27/2013	1500
02/27/2013	350
02/27/2013	500
02/27/2013	1000
02/27/2013	500
02/27/2013	1000
02/27/2013	1000
02/27/2013	1400
02/27/2013	1400
02/27/2013	1400
02/27/2013	1400
02/27/2013	1400
02/27/2013	1400
02/27/2013	600
02/27/2013	4700
02/27/2013	1000
02/27/2013	100
02/27/2013	100
02/27/2013	5000
02/28/2013	41100
02/28/2013	234800
E-8

02/28/2013	74100
03/01/2013	3700
03/01/2013	2300
03/01/2013	7700
03/01/2013	3400
03/01/2013	3900
03/01/2013	5600
03/01/2013	500
03/01/2013	1300
03/01/2013	1900
03/01/2013	1900
03/01/2013	300
03/01/2013	300
03/01/2013	12900
03/01/2013	2000
03/01/2013	1500
03/01/2013	36800
03/01/2013	2000
03/01/2013	32000
03/01/2013	800
03/01/2013	4800
03/01/2013	1500
03/01/2013	12900
03/05/2013	500
03/05/2013	100
03/05/2013	250
03/05/2013	400
03/05/2013	9500
03/05/2013	59175
03/05/2013	21600
03/05/2013	54275
03/05/2013	17000
03/06/2013	200,000

Option Agreements

First Manhattan is currently, or has been within the past year, party to the following option agreements:

•	On March 7, 2012 and March 8, 2012, First Manhattan purchased call options on an aggregate of 200,000 shares of Common Stock with an exercise date of April 21, 2012 and a strike price of $24.00 per share. Such options representing an aggregate of 200,000 shares were sold on March 30, 2012.

•	On March 13, 2012, First Manhattan purchased put options on an aggregate of 16,000 shares of Common Stock with an exercise date of June 16, 2012 and a strike price of $12.00 per share. Such options were not exercised.

•	On March 20, 2012 and March 30, 2012, First Manhattan purchased call options on an aggregate of 376,000 shares of Common Stock with an exercise date of September 22, 2012 and a strike price of $28.00 per share. Such options were not exercised.
E-9

•	On June 25, 2012, First Manhattan purchased put options on an aggregate of 800,000 shares of Common Stock with an exercise date of September 22, 2012 and a strike price of $23.00 per share. Such options were sold on July 18, 2012.

•	On July 11, 2012, First Manhattan purchased put options on an aggregate of 400,000 shares of Common Stock with an exercise date of July 21, 2012 and a strike price of $21.00 per share. Such options were sold on July 19, 2012.

•	On July 23, 2012 and July 31, 2012, First Manhattan purchased call options on an aggregate of 2,500 shares of Common Stock with an exercise date of August 18, 2012 and a strike price of $23.00. Such options were sold on August 7, 2012 and August 14, 2012.

•	On November 15, 2012, First Manhattan purchased call options on 2,500 shares of Common Stock with an exercise date of March 16, 2013 and a strike price of $13.00 per share. Such options were sold on December 19, 2012 and December 31, 2012.

•	On December 14, 2012, First Manhattan sold call options on 16,000 shares of Common Stock with an exercise date of January 19, 2013 and a strike price of $12.50 per share. Such options were purchased on February 2, 2011.

•	On January 7, 2013 and February 8, 2013, First Manhattan purchased call options on an aggregate of 2,500 shares of Common Stock with an exercise date of March 16, 2013 and a strike price of $13.00 per share. First Manhattan currently holds these options.

E-10

ANNEX F

Form of Nominee Agreement

First Manhattan Co. 437 Madison Avenue New York, New York 10022

February __, 2013

[Nominee]
[Nominee Address 1]
[Nominee Address 2]

Dear [Nominee]:

This will confirm our understanding as follows:

You agree that you are willing, should we so elect, to become a member of a slate of nominees (the "Slate") of an affiliate of the undersigned (the "Nominating Party"), to stand for (i) election as a director of Vivus, Inc. (the "Company") in connection with a proxy solicitation (the "Proxy Solicitation") to be conducted by the undersigned and certain other parties or the Company in respect of the 2013 annual meeting of stockholders of the Company expected to be held in June 2013 (including any adjournment or postponement thereof or any special meeting held in lieu thereof, the "Annual Meeting") or (ii) appointment or election by other means. You further agree to serve as a director of the Company if so elected or appointed. The undersigned agrees on behalf of the Nominating Party to pay the costs of the Proxy Solicitation.

You understand that it may be difficult, if not impossible, to replace a nominee who, such as yourself, has agreed to serve on the Slate and, if elected or appointed, as a director of the Company if such nominee later changes his mind and determines not to serve on the Slate or, if elected or appointed, as a director of the Company. Accordingly, the undersigned is relying upon your agreement to serve on the Slate and, if elected or appointed, as a director of the Company. In that regard, you are being supplied with a questionnaire (the "Questionnaire") in which you will provide the undersigned with information necessary for the Nominating Party to make disclosure required by the bylaws or any other applicable documents of the Company to the Company and to use in creating the Proxy Solicitation materials to be sent to stockholders of the Company and filed with the Securities and Exchange Commission in connection with the Proxy Solicitation. You also agree to provide us any additional information necessary for the Nominating Party to make appropriate disclosure to the Company and to use in creating the proxy materials to be sent to stockholders of the Company and filed with the Securities and Exchange Commission in connection with the Proxy Solicitation ("Supplemental Information").

You agree that you will (i) promptly complete and sign the Questionnaire and return a hardcopy of it, (ii) your responses in the Questionnaire will be true, complete and correct in all respects, and (iii) you will provide any additional information as may be requested by the undersigned. In addition, you agree that, concurrently with your execution of this letter, you will execute and return the attached instrument confirming that you consent to being nominated for election as a director of the Company and, if elected, consent to serving as a director of the Company. Upon being notified that we have chosen you, we may forward your consent and your completed Questionnaire (and/or summaries thereof) to the Company, and we may at any time, in our discretion, disclose such information, as well as the existence

F-1

and contents of this letter. Furthermore, you understand that we may elect, at our election and expense, to conduct a background and reference check on you and you agree to complete any and all necessary authorization forms or other documents required in connection therewith.

You further agree that (i) you will (x) and will cause your agents, representatives and affiliates to, treat confidentially all information relating to the Proxy Solicitation which is non-public, confidential or proprietary in nature and (y) accept responsibility for any disclosure, publication or other use of such information by you and your agents, representatives and affiliates; (ii) you will not, and will cause your agents, representatives and affiliates not to, issue or otherwise make any public statement or any other form of communication relating to the Company or the Proxy Solicitation without the prior approval of the undersigned; and (iii) you will not, and will cause your agents, representatives and affiliates not to, acquire or dispose of any Securities of the Company without the prior approval of the undersigned, which approval shall not be unreasonably withheld or delayed. For purposes of the forgoing sentence, “Securities” shall mean equity securities of the Company, options to purchase or sell equity securities of the Company, and swaps, synthetics and other derivative securities or instruments, the value of which is solely and directly related to equity securities of the Company.

The undersigned agrees on behalf of the Nominating Party that the undersigned will defend, indemnify and hold you harmless from and against any and all losses, claims, damages, penalties, judgments, awards, settlements, liabilities, costs, expenses and disbursements (including, without limitation, reasonable attorneys' fees, costs, expenses and disbursements) incurred by you in the event that you become a party, or are threatened to be made a party, to any civil, criminal, administrative or arbitrative action, suit or proceeding with a third party, and any appeal thereof, (i) relating to your role as a nominee for director of the Company on the Slate, or (ii) otherwise arising from or in connection with or relating to the Proxy Solicitation. Your right of indemnification hereunder shall continue after the Annual Meeting has taken place but only for events that occurred prior to the Annual Meeting and subsequent to the date hereof. Anything to the contrary herein notwithstanding, the undersigned is not indemnifying you for any action taken by you or on your behalf that occurs prior to the date hereof or subsequent to the conclusion of the Proxy Solicitation or such earlier time as you are no longer a nominee on the Slate or for any actions taken by you as a director of the Company, if you are elected or appointed.

Nothing herein shall be construed to provide you with indemnification (i) if you are found to have engaged in a violation of any provision of state or federal law in connection with the Proxy Solicitation, unless you demonstrate that your action was taken in good faith and in a manner you reasonably believed to be in or not opposed to the best interests of electing the Slate; (ii) if you acted in a manner that constitutes gross negligence or willful misconduct; or (iii) if you provided false or misleading information, or omitted material information, in the Questionnaire or otherwise in connection with the Proxy Solicitation. You shall promptly notify the undersigned in writing in the event of any third-party claims actually made against you or known by you to be threatened if you intend to seek indemnification hereunder in respect of such claims. In addition, upon your delivery of notice with respect to any such claim, the undersigned shall have the option, at any time, to assume control of the defense of such claim with counsel chosen by the undersigned. The undersigned shall not be responsible for any settlement of any claim against you covered by this indemnity without its prior written consent. However, the undersigned may not enter into any settlement of any such claim without your consent unless such settlement includes (i) no admission of liability or guilt by you, and (ii) a release of you from any and all liability in respect of such claim.

Each of us recognizes that should you be elected or appointed to the Board of Directors of the Company all of your activities and decisions as a director will be governed by applicable law and subject to your fiduciary duties, as applicable, to the Company and to the stockholders of the Company and, as a

F-2

result, that there is, and can be, no agreement between you and the undersigned that governs the decisions which you will make as a director of the Company.

This letter and the attached consent set forth the entire agreement between the undersigned and you as to the subject matter contained herein, and cannot be amended, modified or terminated except by a writing executed by the undersigned and you. This letter shall be governed by the laws of the State of New York, without giving effect to principles of conflicts of law.

Should the foregoing agree with your understanding, please so indicate in the space provided below, whereupon this letter will become a binding agreement between us.

Very truly yours,
FIRST MANHATTAN CO.
By:	First Manhattan LLC, General Partner

By:
Name: Neal K. Stearns
Title: Managing Member

Agreed to and accepted as
of the date first written above:

Name:

F-3